As filed with the Securities and Exchange Commission on October 20, 2003
                                             Registration No. 333-108914
=========================================================================

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                  FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                      TREZAC INTERNATIONAL CORPORATION
            --------------------------------------------------
            (Exact name of registrant as specified in charter)

          Texas                      0-25891                  76-0270330
----------------------------       -------------         -------------------
(State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)             File Number)           Identification No.)


           4630 South Kirkman Rd., Suite 129, Orlando, Florida 32811
           ---------------------------------------------------------
                   (Address of principal executive offices)

                     Iurie Bordian, Chief Operating Officer
             4630 South Kirkman Rd., Suite 129, Orlando, Florida  32811
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                     (Name and Address of agent for Service


                         Telephone:  407-719-0607
---------------------------------------------------------------------------
          (Telephone number, including area code for agent for service)


                          Consulting Service Agreement
                          ----------------------------
                            (Full title of the Plan)

                                   Copies to:
                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada 89113
                             Phone:  (702) 952-8520
                            Facsimile  (702) 952-8521


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               DEREGISTRATION OF 62,000,000 SHARES OF COMMON STOCK

This Post-Effective Amendment No. 1 to Trezac International Corporation ("Trezac") Registration Statement No. 333-108914 on Form S-8 filed on September 18, 2003 (the "Registration Statement") is filed to deregister 62,000,000 shares of Trezac International Corporation.

Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, Trezac hereby deregisters 62,000,000 common shares originally registered.

On the 18th day of September, 2003 Trezac issued common stock, par value $0.0001 to Harvey Goralnick, for 2,000,000 shares; John Hopf, for 15,000,000 shares; Sir Christopher Thompson, for 15,000,000 shares; Collin Hill, for 15,000,000 shares; and, Olesa Grosu, for 15,000,000 shares in consideration of their consulting services to the Registrant.

Subsequent to the date of such issuance of the 62,000,000 common shares for the consultants listed above, the board of directors of the Company have unanimously decided to cancel these shares. These consultants have not provided any services to the Company, and, as such, the board of directors have decided that it is in the best interest of the Company and its shareholder to deregister these shares. Management has notified Madison Stock Transfer, the Company's stock transfer agent to cancel the certificates representing 62,000,000 shares, as of the date of this Post-Effective Amendment No. 1.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orlando, Florida, on October 16, 2003.


                              TREZAC INTERNATIONAL CORPORATION
                              --------------------------------
                                       Registrant

                              By: /s/ Iurie Bordian
                              ------------------------
                                      Iurie Bordian
                                      President and CEO


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